EXHIBIT 32.1

Certificate pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Elite Health Systems Inc. on Form 10-Q for the period ending June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Elite Health Systems Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Elite Health Systems, Inc.

/s/ Prasad Jeereddi

Prasad Jeereddi

President and Chief Executive Officer

(Principal Executive Officer)

/s/ Kenneth Minor

Kenneth Minor

Chief Financial Officer

(Principal Financial and

Accounting Officer)

Date: August 13, 2025